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                                                                   EXHIBIT 10.50

                             THIRD AMENDMENT TO THE
                           BELDEN WIRE & CABLE COMPANY
                    SUPPLEMENTAL EXCESS DEFINED BENEFIT PLAN


WHEREAS, Belden Wire & Cable Company (hereinafter referred to as the "Company") established the Belden Wire & Cable Company Supplemental Excess Defined Benefit Plan (as amended from time to time, hereinafter referred to as the "Plan") restated as of January 1, 1998, for the benefit of certain employees of the Employer;

WHEREAS, Section 7.1 of Article VII of the Plan provides for the Company's amending the Plan; and

WHEREAS, the Company deems it desirable to make certain amendments to the Plan effective immediately before the Effective Time, as defined in the Agreement and Plan of Merger by and among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc. dated as of February 4, 2004, as amended;

NOW, THEREFORE, the Plan is amended effective immediately before the Effective Time as follows:

1. The following definition is added in Article II as Section 2.1 (with the remaining definitions to be renumbered accordingly):

"2.1 'BELDEN CDT' means Belden CDT Inc., a Delaware corporation."

2. The definition of "CHANGE OF CONTROL" in Article II is amended by (a) changing each reference to "the Company" therein to a reference to "Belden CDT", and (b) adding to the end thereof the following sentence: "For the avoidance of doubt, the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Cable Design Technologies Corporation, BC Merger Corp. and Belden Inc. dated as of February 4, 2004, as amended, shall not constitute a 'Change of Control' under the Plan."

3. The definition of "DEFERRAL PLAN" in Article II is deleted and replaced with the following: "'DEFERRAL PLAN' means the Belden Inc. Deferred Compensation Plan, as amended from time to time."

4. The definition of "PENSION PLAN" in Article II is amended by adding the words ", as amended from time to time" to the end thereof.

5. The definition of "PLAN" in Article II is amended by adding the words ", as amended from time to time" to the end thereof.

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6. The definition of "PLAN ADMINISTRATOR" is amended by changing the reference to "Article VII" therein to a reference to "Article VIII".

7. The definition of "TRUST" in Article II is deleted and replaced with the following:

"2.21 'TRUST' means the Trust Agreement Establishing the Trust by and between Belden Wire & Cable Company (For the Supplemental Excess Defined Benefit Plan) and CG Trust Company, now Prudential Bank & Trust, F.S.B., effective January 1, 2001, as amended from time to time, and any successor agreement thereto. Such Trust constitutes an unfunded arrangement and will not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA."

8. Capitalized terms used herein, unless otherwise defined herein, have the meaning ascribed to such terms in the Plan. Except as expressly provided herein all provisions of the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, Belden Wire & Cable Company, by its duly authorized officer, executes this amendment as of the 14th day of July, 2004.





                                      BELDEN WIRE & CABLE COMPANY



                                      By:  /s/ Cathy O. Staples
                                           -------------------------------

                                      Its: Vice President, Human Resources
                                           -------------------------------


Attest: /s/ Eivind J. Kolemainen
        ------------------------
        Eivind J. Kolemainen


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